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Release

Evans Bancorp, Inc.  One Grimsby Drive Hamburg, NY  14075

FOR IMMEDIATE RELEASE

Evans Bancorp Net Income Increases 8% to a Record $5.2 Million in the 2019 Third Quarter

HAMBURG, NY, October  24, 2019 – Evans Bancorp, Inc. (the “Company” or “Evans”) (NYSE American: EVBN), a community financial services company serving Western New York since 1920, today reported its results of operations for the third quarter ended September 30, 2019.

THIRD QUARTER 2019 HIGHLIGHTS (compared with prior-year period unless otherwise noted)

•	Achieved record net income of $5.2 million; Earnings per diluted share grew $0.07 to $1.04

•	Net interest income increased 13% to $13.6 million

•	Non-interest income of $5.2 million increased 8%

•	Loan portfolio of $1.2 billion up 6% since the end of last year’s third quarter

•	Total deposits grew $43 million year-over-year, including 15% growth of average core demand deposits

•	Efficiency ratio improvement to 64.8% from 66.9%

Net income was $5.2 million, or $1.04 per diluted share, in the third quarter of 2019, compared with $4.4 million, or $0.88 per diluted share, in the second quarter of 2019 and $4.8 million, or $0.97 per diluted share, in last year’s third quarter.  The increase over comparative periods reflects higher net interest income due to loan growth and a decrease in loan loss provision, partially offset by an increase in non-interest expense.  Return on average equity was 14.29% for the third quarter of 2019, compared with 12.71% in the second quarter of 2019 and 15.35% in the third quarter of 2018.

“The Company achieved another solid quarter of growth and record earnings reflecting the success of our community focus and relationship business model,” said David J. Nasca, President and CEO of Evans Bancorp, Inc.  “We achieved material year-over-year results, highlighted by record performance, while continuing to invest in Evans’ future.  Importantly, these results were achieved against increasing headwinds related to interest rates and strong competition.  These results and our strong momentum continue to support our positive outlook for the remainder of this year.”

Evans Bancorp Net Income Increases 8% to a Record  $5.2 Million in the 2019 Third Quarter

October 24, 2019

Net Interest Income
($ in thousands)

	3Q 2019	2Q 2019	3Q 2018

Interest income	$16,845	$16,325	$14,690
Interest expense	3,224	3,191	2,604
Net interest income	13,621	13,134	12,086
(Credit) provision for loan losses	(431)	90	252
Net interest income after provision	$14,052	$13,044	$11,834

Net interest income increased $0.5 million, or 4%, from the second quarter of 2019, and $1.5 million, or 13%, from the prior-year third quarter.  The increases were driven by growth in the commercial loan portfolio, partially offset by an increase in interest expense.  Average commercial loans, including commercial real estate and commercial and industrial loans, were $983 million, up $18 million from the 2019 second quarter and $65 million from the 2018 third quarter. The third quarter of 2019 also included $0.2 million of interest related to the recovery of a single commercial loan that was written-off in a previous period.

Third quarter net interest margin was 3.94%.  When excluding the interest related to the recovery, net interest margin was 3.89%, an increase of 2 basis points from the 2019 second quarter and 16 basis points from the third quarter of 2018. The modest increase from the linked quarter resulted from a change in the mix of interest earning assets reflecting the utilization of cash to achieve loan growth, while the change from the prior year reflects increased yields on loans, offset by higher funding costs, reflecting higher interest rates and competitive deposit market pricing. Excluding the interest related to the recovery, the yield on loans increased 30 basis points when compared with the third quarter of 2018.  The cost of interest-bearing liabilities was 1.24% compared with 1.04% in the third quarter of 2018.

The $0.4 million release of allowance for loan losses for the third quarter of 2019 reflects a  decrease in net loan charge-offs due to the single commercial loan recovery of $0.7 million,  partially offset by an increase in non-performing loans.

Asset Quality
($ in thousands)

	3Q 2019	2Q 2019	3Q 2018

Total non-performing loans	$13,839	$11,020	$23,090
Total net loan charge-offs (recoveries)	(565)	49	274
Non-performing loans/ Total loans	1.13%	0.91%	2.00%
Net loan charge-offs (recoveries)/ Average loans	(0.19)%	0.02%	0.10%
Allowance for loan losses/ Total loans	1.26%	1.26%	1.32%

“We continue to build a very high quality balance sheet, highlighted by strong and stable asset quality and a well-managed liquidity position,” stated John Connerton, Chief Financial Officer of Evans Bank.

Evans Bancorp Net Income Increases 8% to a Record  $5.2 Million in the 2019 Third Quarter

October 24, 2019

Non-Interest Income
($ in thousands)
	3Q 2019	2Q 2019	3Q 2018

Deposit service charges	$687	$602	$571
Insurance service and fee revenue	3,225	2,901	3,215
Bank-owned life insurance	160	173	165
Loss on tax credit investment	-	-	(165)
Refundable NY state historic tax credit	-	-	150
Other income	1,092	1,054	828
Total non-interest income	$5,164	$4,730	$4,764

The increase in deposit service charges compared with the prior periods reflects new service offerings, including overdraft protection for small business customers.  Seasonally higher insurance revenue was reflected in the increase over the linked quarter.  The increase in other income was due to $0.2 million of insurance proceeds related to legal and professional fees incurred to respond to a data security incident and related matters.

Non-Interest Expense
($ in thousands)
	3Q 2019	2Q 2019	3Q 2018

Salaries and employee benefits	$7,644	$7,469	$7,090
Occupancy	853	872	795
Advertising and public relations	231	214	258
Professional services	1,009	929	588
Technology and communications	1,057	1,099	874
Amortization of intangibles	112	112	112
FDIC insurance	-	150	295
Other expenses	1,370	1,304	1,445
Total non-interest expenses	$12,276	$12,149	$11,457

Third quarter non-interest expense increased 7% from the prior-year period and 1% from the second quarter of 2019.  Salaries and employee benefits increased $0.6 million, or 8%, from the third quarter of 2018 as a result of severance and the addition of strategic personnel hires to support the Company’s continued growth.

The increase in professional service fees includes $0.2 million related to legal and professional fees incurred to respond to a data security incident and related matters, plus incremental project costs designed to enhance technology and continue to be prepared to respond to future threats which impact the banking industry at large.  The increase from the prior year period also includes $0.1 million of broker commissions related to our employee benefits insurance business, and generally higher legal and accounting expenses.

The increase in technology and communications when compared with the third quarter of 2018 was due to higher software costs and volume related ATM card fees and online banking activity.

The third quarter of 2019 FDIC insurance expense was offset by the application of the FDIC’s small bank assessment credit.

The Company’s efficiency ratio improved to 64.8% compared with 67.5% in the second quarter of 2019 and 66.9% in last year’s third quarter.

Evans Bancorp Net Income Increases 8% to a Record  $5.2 Million in the 2019 Third Quarter

October 24, 2019

Income tax expense was $1.8 million, or an effective tax rate of 25.6%, for the third quarter of 2019 compared with 22.1% in the second quarter of 2019 and 6.7% in the third quarter of 2018.  Last year’s third quarter income taxes were reduced by $0.7 million due to a change in estimate of when certain state historic tax credits will be taxable for federal purposes.  Historic tax credit transactions lowered the effective tax rate by 13.8% in the third quarter of 2018.

Balance Sheet Highlights

Total assets were $1.46 billion at quarter-end, a slight decrease from the linked second quarter, but up 5% from $1.38 billion at September 30, 2018, reflecting the Company’s strong loan growth.  Loans were up $64 million, or 6%, to $1.22 billion since the end of last year’s third quarter, and the growth was predominantly in the commercial and industrial loan portfolio.

Investment securities were $137 million at the end of the third quarter, relatively consistent with the linked quarter and prior-year period.  The primary objectives of the Company’s investment portfolio are to provide liquidity, secure municipal deposits, and maximize income while preserving safety of principal.  With the flattened yield curve, there is a reduced advantage to purchasing longer-term investment securities.

Total deposits of $1.26 billion were up $43 million, or 4%, from the end of last year’s third quarter, and reflects growth of $36 million in demand deposits and $31 million in NOW deposits, offset by decreases of $17 million in time deposits and $6 million in savings deposits.  The total deposit decrease of $24 million from the linked second quarter reflects a decline in total savings of $35 million, primarily resulting from cyclical fluctuations of a limited number of commercial and municipal savings customers, and a decrease in time deposits of $13 million, including $6 million of brokered deposits.  Those decreases were offset by higher demand deposits of
$28 million.

Capital Management

The Company consistently maintains regulatory capital ratios measurably above the Federal “well capitalized” standard, including a Tier 1 leverage ratio of 10.11%  at September 30, 2019 compared with 9.99% at
June 30, 2019 and 9.60% at September 30, 2018.  Book value per share increased to $29.44 at quarter-end compared with $28.74 at June 30, 2019 and $26.03 at September 30, 2018.

In October 2019, the Company paid a semi-annual cash dividend of $0.52 per common share.  For the full year 2019, cash dividends totaled $1.04, up 13% over 2018.

Outlook

Mr. Nasca concluded, “Evans is a strong and growing bank intent on being a preeminent community financial institution in the markets we serve.  We are confident in the ability of our business model to drive growth and gain meaningful scale. As we enter our 100th year, we are transitioning to a new strategic plan that will guide us through 2023.  Our strategic objectives include; leading with an intentional consistent culture and solid values, a keen focus on performance to deepen customer relationships and turn clients into loyal promoters, diversifying income streams, building operational effectiveness and driving funding to support continued asset growth.  We will do this while continuing our position as an integral and valuable community partner.”

Evans Bancorp Net Income Increases 8% to a Record  $5.2 Million in the 2019 Third Quarter

October 24, 2019

Webcast and Conference Call

The Company will host a conference call and webcast on Thursday,  October 24, 2019 at 4:45 p.m. ET. Management will review the financial and operating results for the third quarter of 2019, as well as the Company’s strategy and outlook.  A question and answer session will follow the formal presentation.

The conference call can be accessed by calling (201) 689-8471.  Alternatively, the webcast can be monitored at www.evansbancorp.com.

A telephonic replay will be available from 7:45 p.m. ET on the day of the teleconference until Thursday,
October 31, 2019.  To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13694760, or access the webcast replay at www.evansbancorp.com, where a transcript will be posted once available

About Evans Bancorp, Inc.

Evans Bancorp, Inc. is a financial holding company and the parent company of Evans Bank, N.A., a commercial bank with $1.5 billion in assets and $1.3 billion in deposits at September  30, 2019.  Evans is a full-service community bank, with 15 financial centers providing comprehensive financial services to consumer, business and municipal customers throughout Western New York.  Evans Bancorp's wholly owned insurance subsidiary, The Evans Agency, LLC, provides life insurance, employee benefits, and property and casualty insurance through ten insurance offices in the Western New York region.  Evans Investment Services provides non-deposit investment products, such as annuities and mutual funds.

Evans Bancorp, Inc. and Evans Bank routinely post news and other important information on their websites, at www.evansbancorp.com and www.evansbank.com.

Safe Harbor Statement:  This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, but are not limited to, statements concerning future business, revenue and earnings.  These statements are not historical facts or guarantees of future performance, events or results.  There are risks, uncertainties and other factors that could cause the actual results of Evans Bancorp to differ materially from the results expressed or implied by such statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include competitive pressures among financial services companies, interest rate trends, general economic conditions, changes in legislation or regulatory requirements, effectiveness at achieving stated goals and strategies, and difficulties in achieving operating efficiencies.  These risks and uncertainties are more fully described in Evans Bancorp’s Annual and Quarterly Reports filed with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date they are made.  Evans Bancorp undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.

For more information contact:	-OR-
John B. Connerton Executive Vice President and Chief Financial Officer	Deborah K. Pawlowski Kei Advisors LLC
Phone: (716) 926-2000 Email: jconner@evansbank.com	Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com

Evans Bancorp Net Income Increases 8% to a Record  $5.2 Million in the 2019 Third Quarter

October 24, 2019

EVANS BANCORP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(in thousands, except shares and per share data)

	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
ASSETS
Investment Securities	$136,977	$137,438	$140,731	$133,788	$137,909
Loans	1,219,792	1,212,699	1,185,429	1,155,930	1,155,566
Allowance for loan losses	(15,382)	(15,248)	(15,207)	(14,784)	(15,213)
Goodwill and intangible assets	12,657	12,768	12,880	12,992	13,104
Operating lease right-of-use asset	3,862	4,003	4,142	-	-
All other assets	97,826	119,460	128,206	100,281	89,557
Total assets	$1,455,732	$1,471,120	$1,456,181	$1,388,207	$1,380,923

LIABILITIES AND STOCKHOLDERS'
EQUITY
Demand deposits	271,633	243,860	242,156	231,902	236,079
NOW deposits	141,384	145,620	122,204	110,450	110,768
Savings deposits	568,156	603,180	618,471	571,479	574,262
Time deposits	277,633	290,251	292,892	301,227	294,514
Total deposits	1,258,806	1,282,911	1,275,723	1,215,058	1,215,623
Borrowings	28,748	25,298	23,812	24,472	24,309
Operating lease liability	4,302	4,449	4,594	-	-
Other liabilities	19,007	17,175	17,617	17,031	15,331
Total stockholders' equity	144,869	141,287	134,435	131,646	125,660

SHARES AND CAPITAL RATIOS
Common shares outstanding	4,920,381	4,915,678	4,860,316	4,852,868	4,827,701
Book value per share	$29.44	$28.74	$27.66	$27.13	$26.03
Tier 1 leverage ratio	10.11%	9.99%	9.74%	9.73%	9.60%
Tier 1 risk-based capital ratio	11.87%	11.86%	11.68%	11.84%	11.34%
Total risk-based capital ratio	13.11%	13.11%	12.93%	13.09%	12.59%

ASSET QUALITY DATA
Total non-performing loans	$13,839	$11,020	$19,987	$18,991	$23,090
Total net loan charge-offs (recoveries)	(565)	49	115	153	274

Non-performing loans/Total loans	1.13%	0.91%	1.69%	1.64%	2.00%
Net loan charge-offs (recoveries)/Average loans	(0.19)%	0.02%	0.04%	0.05%	0.10%
Allowance for loans losses/Total loans	1.26%	1.26%	1.28%	1.28%	1.32%

Evans Bancorp Net Income Increases 8% to a Record  $5.2 Million in the 2019 Third Quarter

October 24, 2019

EVANS BANCORP, INC AND SUBSIDIARIES
SELECTED OPERATIONS DATA (UNAUDITED)
(in thousands, except share and per share data)

	2019	2019	2019	2018	2018
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Interest income	$16,845	$16,325	$15,542	$15,309	$14,690
Interest expense	3,224	3,191	3,034	2,936	2,604
Net interest income	13,621	13,134	12,508	12,373	12,086
Provision (credit) for loan losses	(431)	90	538	(276)	252
Net interest income after provision	14,052	13,044	11,970	12,649	11,834

Deposit service charges	687	602	533	571	571
Insurance service and fee revenue	3,225	2,901	2,442	2,233	3,215
Bank-owned life insurance	160	173	159	166	165
Loss on tax credit investment	-	-	-	(2,705)	(165)
Refundable NY state historic tax credit	-	-	-	1,832	150
Other income	1,092	1,054	1,061	941	828
Total non-interest income	5,164	4,730	4,195	3,038	4,764

Salaries and employee benefits	7,644	7,469	7,160	7,220	7,090
Occupancy	853	872	836	855	795
Advertising and public relations	231	214	167	362	258
Professional services	1,009	929	745	599	588
Technology and communications	1,057	1,099	893	909	874
Amortization of intangibles	112	112	112	112	112
FDIC insurance	-	150	207	251	295
Other expenses	1,370	1,304	1,104	1,124	1,445
Total non-interest expenses	12,276	12,149	11,224	11,432	11,457

Income before income taxes	6,940	5,625	4,941	4,255	5,141
Income tax provision (benefit)	1,776	1,243	1,221	(196)	346
Net income	5,164	4,382	3,720	4,451	4,795

PER SHARE DATA
Net income per common share-diluted	$1.04	$0.88	$0.75	$0.90	$0.97
Cash dividends per common share	$0.52	$-	$0.52	$-	$0.46
Weighted average number of diluted shares	4,976,639	4,953,072	4,932,451	4,928,551	4,940,822

PERFORMANCE RATIOS
Return on average total assets	1.41%	1.21%	1.04%	1.26%	1.40%
Return on average stockholders' equity	14.29%	12.71%	11.19%	13.86%	15.35%
Efficiency ratio	64.75%	67.54%	66.53%	69.52%	66.88%

Evans Bancorp Net Income Increases 8% to a Record  $5.2 Million in the 2019 Third Quarter

October 24, 2019

EVANS BANCORP, INC AND SUBSIDIARIES
SELECTED AVERAGE BALANCES AND YIELDS/RATES (UNAUDITED)
(in thousands)
	2019	2019	2019	2018	2018
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
AVERAGE BALANCES

Loans, net	$1,202,634	$1,183,379	$1,153,067	$1,128,015	$1,127,173
Investment securities	143,731	148,465	141,249	137,175	145,122
Interest-bearing deposits at banks	24,661	28,132	44,024	60,061	12,641
Total interest-earning assets	1,371,026	1,359,976	1,338,340	1,325,251	1,284,936
Non interest-earning assets	89,513	85,720	86,386	83,482	87,402
Total Assets	$1,460,539	$1,445,696	$1,424,726	$1,408,733	$1,372,338

NOW	134,008	123,515	112,571	110,612	115,417
Savings	591,585	605,524	591,641	581,048	581,484
Time deposits	281,798	289,794	298,586	301,957	274,275
Total interest-bearing deposits	1,007,391	1,018,833	1,002,798	993,617	971,176
Borrowings	25,234	24,231	25,746	25,340	25,749
Total interest-bearing liabilities	1,032,625	1,043,064	1,028,544	1,018,957	996,925

Demand deposits	261,089	244,142	242,030	247,619	233,393
Other non-interest bearing liabilities	22,231	20,609	21,219	13,689	17,045
Stockholders' equity	144,594	137,881	132,933	128,468	124,975

Total Liabilities and Equity	$1,460,539	$1,445,696	$1,424,726	$1,408,733	$1,372,338

YIELD/RATE

Loans, net	5.16%	5.13%	5.05%	4.94%	4.81%
Investment securities	2.87%	2.77%	2.67%	2.68%	2.60%
Interest-bearing deposits at banks	2.56%	2.22%	2.29%	2.24%	1.98%
Total interest-earning assets	4.87%	4.81%	4.71%	4.58%	4.54%

NOW	0.45%	0.37%	0.30%	0.30%	0.27%
Savings	0.90%	0.87%	0.80%	0.74%	0.70%
Time deposits	2.17%	2.18%	2.16%	2.07%	1.89%
Total interest-bearing deposits	1.20%	1.18%	1.15%	1.10%	0.99%
Borrowings	2.92%	3.13%	3.01%	2.97%	2.96%
Total interest-bearing liabilities	1.24%	1.23%	1.20%	1.14%	1.04%

Interest rate spread	3.63%	3.58%	3.51%	3.44%	3.50%
Contribution of interest-free funds	0.31%	0.29%	0.28%	0.26%	0.23%
Net interest margin	3.94%	3.87%	3.79%	3.70%	3.73%